Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), David L. Brown, Chief Executive Officer of Web.com Group, Inc., a Delaware corporation (the “Company”) and Kevin M. Carney, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2012, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 7th day of May 2012.

By:	/s/ David L. Brown	By:	/s/ Kevin M. Carney
	David L. Brown		Kevin M. Carney
	Chief Executive Officer and Chairman of the Board		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Web.com Group, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.